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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

DecisionOne Holdings Corp.:

We consent to the incorporation by reference in this Registration Statement of DecisionOne Holdings Corp. on Form S-3 of our report dated August 30, 1996, included and incorporated by reference in the Annual Report on Form 10-K of DecisionOne Holdings Corp. For the year ended June 30, 1996, and to the use of our report dated August 30, 1996, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the use of our report dated December 29, 1995 on DecisionOne Corporation (formerly Bell Atlantic Business Systems Services, Inc.) and subsidiary appearing in the Prospectus, which is part of this Registration Statement, and of our reports dated
August 30, 1996 and December 29, 1995 relating to the financial statement schedules appearing elsewhere in this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
-------------------------


Philadelphia, Pennsylvania
August 7, 1997